EXHIBIT 99.1

Quarterly Dividend Paid by Hampton Roads Bankshares

NORFOLK, Va., March 13, 2009 (GLOBE NEWSWIRE) -- Hampton Roads Bankshares, Inc. (Nasdaq:HMPR), the financial holding company for Bank of Hampton Roads, Shore Bank and Gateway Bank & Trust Co., announced today that it paid a quarterly dividend in the amount of $0.11 per share on its common stock to shareholders of record as of February 13, 2009. This is the Company's 29th consecutive dividend payment.

On December 31, 2008, Gateway Financial Holdings was merged with and into Hampton Roads Bankshares. As a result, 8,772,560 new shares of the Company's common stock were issued to the former Gateway shareholders. Even though the dividend rate per share is consistent with the previous quarter, the total dividend paid by the Company will increase from $1.5 million to $2.4 million, or 66%, due to the increase in total outstanding shares.

Vice Chairman and Chief Executive Officer Jack W. Gibson commented, "I am extremely pleased that we have been able to maintain our dividend rate while many other banks have been forced to reduce theirs as a result of the economic challenges our industry has faced over the last year. Our Board and management take great pride in this accomplishment because our total outstanding shares have more than doubled since this time last year as a result of our mergers with Shore Financial Corporation and Gateway Financial Holdings. As I have attested to our shareholders many times before, every decision made by our Company has the intent of being in their best interest and I hope that the preservation of our dividend is just one more way that we are demonstrating our commitment to the value of their investments."

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a financial holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company's primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987; Shore Bank, which opened in 1961; and Gateway Bank & Trust Co., which opened in 1998. The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates eighteen banking offices in the Hampton Roads region of southeastern Virginia. Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and twenty-two ATMs. Gateway Bank & Trust Co. serves Virginia and North Carolina through thirty-seven banking offices. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance and investment products. Shares of the Company's common stock are traded on the NASDAQ Global Select Market under the symbol HMPR. Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

Certain statements in this report may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts. Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2007, and other reports filed and furnished to the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements made in this press release and this release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.

CONTACT: Hampton Roads Bankshares, Inc.
         Tiffany K. Glenn, Executive Vice President,
          Investor Relations Officer
         (757) 217-1000